FOR IMMEDIATE RELEASE

Capstone Companies Completes a Private Equity Placement in Preparation for its Smart Mirror Launch

DEERFIELD BEACH, FL, April 6, 2021 – Capstone Companies, Inc. (OTC: CAPC) (“Capstone” or the “Company”), a designer, manufacturer and marketer of consumer inspired products that simplify daily living through technology raised $1.498 million in a private equity placement of restricted common stock among five accredited investors, including four private equity funds.
Stewart Wallach, Capstone’s Chairman and CEO, commented, “As our e-commerce business model necessitates on hand inventories to meet consumer expectations of 1–2-day deliveries, I am pleased that we were able to raise the necessary funds to support this program while avoiding costly debt as a solution to our immediate funding needs.”
Wallach, added, “We are fortunate to have aligned with institutional investors that understand and support our looking forward vision for our new critical product line.”
Capstone sold a total of 2,496,667 shares of its common stock in the private offering.  Littlebanc Advisors, LLC, through Wilmington Capital Securities, LLC acted as the sole selling agent for the private placement.
About Capstone Companies, Inc.
Capstone Companies, Inc. is a public holding company that engages, through its wholly owned subsidiaries, Capstone Industries, Inc., Capstone Lighting Technologies, LLC, and Capstone International HK, Ltd., in the development, manufacturing and marketing of consumer products to retail channels throughout North America and certain international markets.

Visit our websites; www.capstonecompaniesinc.com for more information about the Company and www.capstoneindustries.com and www.capstoneconnected.com for information on our current product offerings.  Contents of referenced URL’s are not incorporated herein.

About Littlebanc

Littlebanc is a private equity firm that invests in small, high-quality businesses in old-world, simple, and enduring industries. Littlebanc invests the firm's own capital along with capital from select Limited Partners ("LPs") and takes an active approach with its portfolio companies to assist them in realizing their potential. Littlebanc's LPs are predominantly seasoned finance professionals that are drawn to the firm due to their ability to select only the investments that they want to participate in, position size each investment, and the collective expertise of the broader LP base, which can add considerable value to each portfolio company.

About Wilmington Capital Securities, LLC

Wilmington Capital Securities, LLC is a broker-dealer and investment adviser registered with the U.S. Securities and Exchange Commission (SEC) and is a member of the Financial Industry Regulatory Authority (FINRA) and the Securities Investor Protection Corporation (SIPC).

Forward Looking Statements. This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations and plans, including assumptions underlying such statements, are forward-looking statements, and should not be relied upon as representing Company’s views as of any subsequent date. Such forward-looking statements are based on information available to the Company as of the date of this press release and involve a number of risks and uncertainties, some beyond the Company’s control or ability to foresee, that could cause actual results to differ materially from those anticipated by these forward-looking statements, including, including the impact of Coronavirus/COVID-19 pandemic on the Smart Mirror product line, any difficulty in marketing Company products in its target markets, competition in the market, and impact of evolving technologies in Smart Mirrors on Company’s prospects and products. With declining revenues from Company’s matured LED product line, the success of the new Smart Mirror product line is critical to the sustainability of the Company through 2021. Consumer acceptance of and orders for the new Smart Mirror product line are uncertain as of the date of this press release.  The above referenced investment merely funds an initial estimated inventory need in advance of any actual sales. Additional information that could lead to material changes in Company’s performance is contained in its filings with the Securities and Exchange Commission. Company is under no obligation to, and expressly disclaims any responsibility to, update or alter forward-looking statements contained in this release, whether as a result of current information, future events or otherwise. Any investment in the Company’s common stock, which is a “penny stock,” is highly risky and not suitable for investors who require liquidity and are unable to withstand the loss of their investment.  Investors should only rely on public information in our filings with the SEC, especially disclosures of Risk Factors, as a basis for investment decisions about Company common stock. Company’s SEC filings can be accessed through SEC website: www.sec.gov or the corporate website listed below.

For more information, contact:
Company:
Aimee C. Brown
Corporate Secretary
(954) 252-3440, ext. 313
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